Exhibit 5.1

                [Letterhead of Cadwalader, Wickersham & Taft LLP]

March 29, 2005

PowerHouse Technologies Group, Inc.
555 Twin Dolphin Drive, Suite 650
Redwood City, California 9406



Re:   PowerHouse Technologies Group, Inc.
      Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to PowerHouse Technologies Group, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-8 (the " Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 300,000 shares of the Company's common stock, $0.0001 par value per share (the "Shares"), issuable upon services rendered to the Company, and completed, under the terms of an employment agreement or the Form of Consulting Agreement, (the "Consulting Agreement"), attached to the Registration Statement as Exhibit 4.3.

      In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, as filed on March 28, 2005, with the Commission under the Securities Act, (b) the Consulting Agreement and
(c) such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the

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representations of the Company in connection with the preparation and delivery of this letter. As used herein, "to our knowledge", "known to us" or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Registration Statement.

      We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. We are not licensed to practice law in the State of Delaware. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company pursuant to an employment agreement or the Consulting Agreement and the services are performed in accordance with an employment agreement or the Consulting Agreement, will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely in connection with the registration of the Shares. It may not be relied upon for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm.

      We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP